Exhibit 99.2

1 © 2020 Laureate Education, Inc. Second Quarter 2020 Earnings Presentation August 6, 2020

Forward Looking Statements

This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate's actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, Adjusted EBITDA, costs, capital expenditures, and Free Cash Flow (ii) our planned divestitures, the expected proceeds generated therefrom and the expected reduction in revenue resulting therefrom, (iii) our exploration of strategic alternatives and potential future plans, strategies or transactions that may be identified, explored or implemented as a result of such review process and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our exploration of strategic alternatives, risks and uncertainties as to the terms, timing, structure, benefits and costs of any divestiture or separation transaction and whether one will be consummated at all, and the impact of any divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 27, 2020, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under "Market and Industry Data" in Laureate's filings with the SEC.

© 2020 Laureate Education, Inc.
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Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.

Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate's ability to fund its operations and repay its debts.

Laureate's calculations of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is reconciled from the GAAP measure in the attached table "Non-GAAP Reconciliation."

We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation.

© 2020 Laureate Education, Inc. 3

4 © 2020 Laureate Education, Inc. SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue and Adjusted EBITDA are for continuing operations only

Executive Summary

- ✓ Total enrollment base remains relatively stable, despite the COVID-19 pandemic
- ✓ Q2 Adjusted EBITDA ~$40M above guidance driven by favorable mix & productivity
- ✓ Q2 Net Loss of ($312M) driven by $418M non-cash impairment charge related to Chile
- ✓ Collections are still in line with Revenue – Available liquidity remains high at $630M
- ✓ FY20 Guidance increased to reflect updated FX and narrower range of outcomes
- ✓ Signed agreement to sell Australia/New Zealand for $643M (16x trailing EBITDA)
- ✓ Strategic Review Process for unlocking shareholder value still progressing

Strong Execution Across all Fronts Despite Challenging Business Environment

© 2020 Laureate Education, Inc.
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6 © 2020 Laureate Education, Inc. Q2 2020 PERFORMANCE RESULTS

7 © 2020 Laureate Education, Inc. Academic Calendar Timing Impacting Year - Over - Year Comparability Week Of Q1 Q2 Q3 Q4 Brazil Mexico Peru Chile ROW Walden ~$40M of Q2 Revenue Pushed to Q3 2019 semester end date 2020 semester end date 2020 semester start date 2019 semester start date

2020 Second Quarter – Financial Summary

($ in millions) (Enrollments in thousands)	Q2 '20 Results	Variance Vs. Q2 '20	Notes
New Enrollment	70K	20%	• Adj. for timing of Peru enrollment: (15%)
New Enrollment – Organic[1] (timing adjusted)*		(14%)	• Impacted by COVID-19
Total Enrollment	835K	(8%)	
Total Enrollment – Organic[1]		(5%)	• Impacted by lower NE and increased attrition due to COVID-19; re-enrollments stable
Revenue	$792	(20%)	• (11%) impact from FX
Revenue – Organic/CC[2]		(8%)	• (3%) adj. for timing of academic calendar
Adj. EBITDA	$259	(13%)	• (13%) impact from FX
Adj. EBITDA – Organic/CC[2]		1%	• Benefitting from cost actions
Adj. EBITDA margin	32.7%	261 bps	
Adj. EBITDA margin – Organic/CC[2]		264 bps	

* Q2 enrollment shown pro-forma to exclude UPN-Peru semester start; due to COVID-19 semester start date pushed to April 6th instead of Q1

Tight Cost Management Mitigating Enrollment Softness Related to COVID-19 & Partial Academic Calendar Shift to H2

(1) Organic results exclude period-over-period impacts from acquisitions and divestitures
(2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

© 2020 Laureate Education, Inc.
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9 © 2020 Laureate Education, Inc. (1) Organic results exclude period - over - period impacts from acquisitions and divestitures (2) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations, acquisitions and di vestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of changes in recorded indemnification assets. 2020 H1 – Financial Summary H1 ’20 Variance Notes ($ in millions) (Enrollments in thousands) Results Vs. H1 ‘19 New Enrollment 263K (11%) New Enrollment – Organic (1) (8%) • Impacted by COVID - 19 Total Enrollment 835K (8%) Total Enrollment – Organic (1) (5%) • Impacted by lower NE and increased attrition due to COVID - 19; re - enrollments stable Revenue $1,320 (17%) • (10%) impact from FX Revenue – Organic/CC (2) (6%) • (1%) adj. for timing of academic calendar Adj. EBITDA $222 (17%) • (14%) impact from FX Adj. EBITDA – Organic/CC (2) (3%) Adj. EBITDA margin 16.8% (6 bps) Adj. EBITDA margin – Organic/CC (2) 58 bps Tight Cost Management Mitigating Enrollment Softness Related to COVID - 19 & Partial Academic Calendar Shift to H2

10 © 2020 Laureate Education, Inc. New Enrollment (NE) Total Enrollment (TE) Notes (Enrollments in thousands) H1 ’20 Organic Vs. H1 ’ 19 H1 ’20 Organic Vs. H1 ’ 19 Brazil 100 (13%) 267 (5%) • NE Growth DL: (26%), F2F: (7%) • TE Growth DL: 12%, F2F: (9%) Mexico 41 (5%) 168 (6%) • Large intake cycle occurs in second half of the year Andean 97 (7%) 323 (5%) Rest of World 9 31% 19 26% • Scaling of Australia Online & Partnerships 16 3% 57 (4%) • Decline in TE driven by teach out of international partnerships • Walden Domestic: NE up 3%; TE flat Laureate Total 263 (8%) 835 (5%) Stable Re - enrollments Despite New Enrollment Softness Across LATAM, Impacted by COVID - 19 2020 H1 – Enrollment Dynamics by Segment

11 © 2020 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations, acquisitions and di vestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of changes in recorded indemnifica tion assets. 2020 Second Quarter – Revenue, EBITDA Dynamics by Segment Revenue Adj. EBITDA Notes ($ millions) Q2 ‘20 Organic/CC Vs. Q2 ’ 19 (1) Q2 ‘20 Organic/CC Vs. Q2 ’ 19 (1) Brazil 119 (13%) 42 3% Mexico 115 (13%) 20 (23%) Andean 346 (9%) 161 (5%) Rest of World 63 31% 20 74% Online & Partnerships 149 (7%) 43 (13%) Corp. & Elimin. 1 n.m. (26) 35% • Cost efficiencies Laureate Total 792 (8%) 259 1% • Revenue (3%) excluding timing Adjusted EBITDA Still up 1% Thanks to $40M+ of Cost Actions Y - o - Y Revenue Trends Impacted by Timing of Academic Calendar

12 © 2020 Laureate Education, Inc. Revenue Adj. EBITDA Notes ($ millions) H1 ‘20 Organic/CC Vs. H1 ’ 19 (1) H1 ‘20 Organic/CC Vs. H1 ’ 19 (1) Brazil 202 (8%) 22 39% Mexico 269 (6%) 43 (8%) Andean 435 (13%) 99 (29%) Rest of World 106 36% 25 n.m. Online & Partnerships 305 (5%) 87 (12%) Corp. & Elimin. 2 n.m. (53) 31% • Cost efficiencies Laureate Total 1,320 (6%) 222 (3%) • Revenue (1%) excluding timing 2020 H1 – Revenue, EBITDA Dynamics by Segment (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations, acquisitions and di vestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of changes in recorded indemnifica tion assets. Adjusted EBITDA “Only” Down (3%) YoY Despite Revenue Shift to H2 Y - o - Y Revenue Trends Impacted by Timing of Academic Calendar

Liquidity Update

Cash & Equivalents Snapshot

($ millions)



$630
$547
$340
Dec '19
Mar '20
Jun '20

Liquidity Preservation Actions

- Aggressive Cash preservations actions in place
  - ✓ *$100M+ operating cost reduction*
  - ✓ *Capital Expenditure deferrals ($40M+)*
  - ✓ *Extension of ~$100M of debt & WC lines*
- $750M+ of gross proceeds expected over the next 6-9 months for pending sales transactions[1]
- Net leverage remains < 2.0x

Liquidity Position Continues to Strengthen with $750M+ of Gross Asset Sale Proceeds Still Pending

(1) Agreements signed for the sale of Laureate's business in Australia/New Zealand and Malaysia

© 2020 Laureate Education, Inc.
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14 © 2020 Laureate Education, Inc. 2020 OUTLOOK

2020 Full Year Guidance - Update

($USD millions, except enrollment)	Total Enrollment	Revenues	Adj. EBITDA	Free Cash Flow (2)	Comments
Previous Guidance	**780K - 830K**	**$2,575 - $2,775**	**$485 - $575**	**$100 - $180**	**Scenarios #1 & #2 Combined**
Revised Guidance (1)(2)	**805K**	**$2,720 - $2,820**	**$555 - $585**	**$150 - $180**	**Positive mix shift**
ROW Segment Moved to Discontinued Operations	(19K)	($230)	($45)	N/A (cash flow is consolidated)	To reflect announced sale of Australia/New Zealand
Revised Guidance Excluding ROW (1)(2)	**786K**	**$2,490 - $2,590**	**$510 - $540**	**$150 - $180**	

FY20 Guidance Increased to Reflect Updated FX & Narrower Range of Outcomes

(1) Based on actual FX rates for January - July 2020, and current spot FX rates (local currency per US dollar) of MXN 21.98, BRL 5.16, CLP 766.00, PEN 3.52 and AUD 1.40 for August - December 2020. FX impact may change based on fluctuations in currency rates in future periods. e.

(2) Free Cash Flow defined as operating cash flow less capital expenditures

Note: Reconciliations of forward-looking non-GAAP measures (2020 Adjusted EBITDA outlook and 2020 Free Cash Flow outlook) to the relevant forward-looking GAAP measures are not being provided, as Laureate does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlooks and reconciliations. Due to this uncertainty, the Company cannot reconcile projected Adjusted EBITDA and Free Cash Flow to projected net income and operating cash flow, respectively, without unreasonable effort.

© 2020 Laureate Education, Inc.
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Q3 2020 Guidance - Details

(USD millions)	Revenues	Adjusted EBITDA
Q3 2019 Results	**$774**	**$134**
Excluding UniNorte (sold in 2019)	($7)	-
Q3 2019 Results Excluding UniNorte	**$767**	**$134**
Organic Growth	$0 - $20	$11 - $21
Growth %	*0% - 3%*	*8% - 16%*
Q3 2020 FXN Guidance	**$767 - $787**	**$145 - $155**
FX Impact (spot FX) (1)	($77)	($10)
Q3 2020 Guidance (@ spot FX) (1)	**$690 - $710**	**$135 - $145**
ROW Moved to Disc Ops	($65)	($14)
Q3 2020 Guidance excl. ROW (@ spot FX) (1)	**$625 - $645**	**$121 - $131**

Stable Q3 Trends – Favorable Timing Impacts

(1) Based on actual FX rates for July 2020, and current spot FX rates (local currency per US dollar) of MXN 21.98, BRL 5.16, CLP 766.00, PEN 3.52 and AUD 1.40 for August - September 2020. FX impact may change based on fluctuations in currency rates in future periods.

Note: Reconciliations of forward-looking non-GAAP measures (2020 Adjusted EBITDA outlook and 2020 Free Cash Flow outlook) to the relevant forward-looking GAAP measures are not being provided, as Laureate does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlooks and reconciliations. Due to this uncertainty, the Company cannot reconcile projected Adjusted EBITDA and Free Cash Flow to projected net income and operating cash flow, respectively, without unreasonable effort.

© 2020 Laureate Education, Inc.

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17 © 2020 Laureate Education, Inc. APPENDIX

18 © 2020 Laureate Education, Inc. 2020 Second Quarter – Enrollment Dynamics by Segment Small Intake Cycle, COVID - 19 Impacting NE Trends New Enrollment (NE) Total Enrollment (TE) Notes (Enrollments in thousands) Q2 ’20 Organic Vs. Q2 ’ 19 Timing Adj.* Organic Vs. Q2 ‘19 Q2 ’20 Organic Vs. Q2 ’ 19 Brazil 20 (26%) (26%) 267 (5%) • NE Growth DL: (25%), F2F: (30%) • TE Growth DL: 12%, F2F: (9%) Mexico 12 (15%) (15%) 168 (6%) • Large intake cycle occurs in second half of the year Andean 27 n.m. 16% 323 (5%) Rest of World 3 8% 8% 19 26% Online & Partnerships 7 3% 3% 57 (4%) • Decline in TE driven by teach out of international partnerships • Walden Domestic: NE up 4%; TE flat Laureate Total 70 22% (14%) 835 (5%) * Adjusted for UPN - Peru due to COVID - 19 semester start date pushed to April 6 th (approx. 20K NE)

19 © 2020 Laureate Education, Inc. Q2 ’20 B / (W) Vs. Q2 ’19 Notes ($ in millions) Reported $ % Adjusted EBITDA 259 (40) (13%) • Flat y - o - y excluding FX; impacted by timing Depreciation & Amort. (40) 9 19% Interest Expense, net (33) 6 15% • Lower debt balances Impairments (445) (445) n.m. • Primarily related to Chilean operations Other (35) (7) n.m. Income Tax (8) 67 n.m. Income/(Loss) From Continuing Operations (302) (410) n.m. • Driven by $445M in impairment charges Discontinued Operations (Net of Tax) (12) (43) n.m. • Business units sold in 2019 impacting y - o - y comparability Net Gain/(Loss) on Sale of Disc. Ops. 2 (639) n.m. • Q2’19 includes gain on sale of Iberian assets Net Income / (Loss) (312) (1,091) n.m. 2020 Second Quarter – Net Income Reconciliation Income from Continuing Operations Impacted By Impairment Charges

20 © 2020 Laureate Education, Inc. H1 ’20 B / (W) Vs. H1 ’19 Notes ($ in millions) Reported $ % Adjusted EBITDA 222 (47) (17%) • ($39M) impact from FX Depreciation & Amort. (84) 12 13% Interest Expense, net (66) 24 26% • Lower debt balances Impairments (449) (448) n.m. • Primarily related to Chilean operations Other (28) 25 n.m. • Loss on debt extinguishment in H1 ’19 & FX Income Tax 228 266 n.m. • Discrete tax benefit of $222M in Q1 ‘20 Income/(Loss) From Continuing Operations (178) (169) n.m. • Driven by $449M in impairment charges Discontinued Operations (Net of Tax) (16) (110) n.m. • Business units sold in 2019 impacting y - o - y comparability Net Gain/(Loss) on Sale of Disc. Ops. (20) (910) n.m. • 1H 2019 incudes gains on sale of St. Augustine & Iberian assets Net Income / (Loss) (213) (1,187) n.m. 2020 H1 – Net Income Reconciliation Income from Continuing Operations Impacted By Impairment Charges

21 © 2020 Laureate Education, Inc. • Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season – Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Andean & Rest of World) – Q3 represents the large intake for our Northern Hemisphere institutions (Mexico and Online & Partnerships) Seasonality: Main Enrollment Intakes

22 © 2020 Laureate Education, Inc. • Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Intake cycles – Q1 Southern Hemisphere – Q3 Northern Hemisphere Academic calendar FX trends Intra - Year Seasonality Trends 18% 29% 25% 28% 18% 30% 24% 28% 19% 31% 24% 27% 18% 31% 24% 27% Q1 Q2 Q3 Q4 2016 2017 2018 2019 - 3% 43% 24% 35% - 5% 44% 18% 42% - 5% 52% 21% 32% - 4% 46% 21% 38% Q1 Q2 Q3 Q4 2016 2017 2018 2019 50% 11% 35% 4% 48% 13% 35% 4% 50% 10% 35% 5% 49% 12% 33% 7% Q1 Q2 Q3 Q4 2016 2017 2018 2019

23 © 2020 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended June 30, 2020	2019	Change	For the six months ended June 30, 2020	2019	Change
Revenues	$ 791.7	$ 992.4	$ (200.7)	$ 1,320.2	$ 1,593.5	$ (273.3)
Costs and expenses:						
Direct costs	554.1	707.4	(153.3)	1,146.9	1,346.6	(199.7)
General and administrative expenses	47.2	67.4	(20.2)	96.4	121.3	(24.9)
Loss on impairment of assets	445.1	0.5	444.6	448.9	0.5	448.4
Operating (loss) income	(254.8)	217.2	(472.0)	(371.9)	125.1	(497.0)
Interest income	1.0	2.8	(1.8)	3.7	6.4	(2.7)
Interest expense	(33.8)	(41.5)	7.7	(69.9)	(96.1)	26.2
Loss on debt extinguishment	—	(15.6)	15.6	—	(26.2)	26.2
(Loss) gain on derivatives	(1.4)	2.6	(4.0)	(0.6)	7.8	(8.4)
Other (expense) income, net	(0.4)	7.7	(8.1)	(0.5)	8.1	(8.6)
Foreign currency exchange (loss) gain, net	(4.9)	8.9	(13.8)	31.0	4.1	26.9
Gain on sales of subsidiaries, net	0.1	—	0.1	2.8	—	2.8
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(294.2)	182.2	(476.4)	(405.4)	29.2	(434.6)
Income tax (expense) benefit	(7.5)	(74.6)	67.1	227.6	(38.7)	266.3
Equity in net income of affiliates, net of tax	—	0.2	(0.2)	0.2	0.2	—
(Loss) income from continuing operations	(301.8)	107.8	(409.6)	(177.7)	(9.2)	(168.5)
(Loss) income from discontinued operations, net of tax	(12.2)	30.3	(42.5)	(16.0)	93.6	(109.6)
Gain (loss) on sales of discontinued operations, net of tax	2.3	641.5	(639.2)	(19.7)	889.5	(909.2)
Net (loss) income	(311.6)	779.6	(1,091.2)	(213.3)	973.9	(1,187.2)
Net loss (income) attributable to noncontrolling interests	3.8	2.0	1.8	5.1	(1.0)	6.1
Net (loss) income attributable to Laureate Education, Inc.	$ (307.8)	$ 781.6	$ (1,089.4)	$ (208.2)	$ 972.8	$ (1,181.0)
Accretion of redeemable noncontrolling interests and equity	0.2	0.2	—	0.2	0.5	(0.3)
Net (loss) income available to common stockholders	$ (307.6)	$ 781.8	$ (1,089.4)	$ (208.1)	$ 973.3	$ (1,181.4)
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	209.9	224.7	(14.8)	209.9	224.7	(14.8)
Diluted weighted average shares outstanding	209.9	224.9	(15.0)	209.9	224.7	(14.8)
Basic and diluted (loss) earnings per share	$ (1.47)	$ 3.48	$ (4.95)	$ (1.00)	$ 4.33	$ (5.33)

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2020 Laureate Education, Inc.

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the three months ended June 30,	2020	2019	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Brazil	$ 118.5	$ 197.1	(40)%	(13)%	$ (78.6)	$ (23.3)	$ —	$ (12.0)	$ (43.3)
Mexico	114.9	162.5	(29)%	(13)%	(47.6)	(21.1)	—	—	(26.5)
Andean	345.9	423.0	(18)%	(9)%	(77.1)	(37.4)	—	—	(39.7)
Rest of World	62.6	51.2	22%	31%	11.4	15.8	—	—	(4.4)
Online & Partnerships	148.9	159.7	(7)%	(7)%	(10.8)	(10.8)	—	—	—
Corporate & Eliminations	1.0	(1.1)	nm	nm	2.1	2.1	—	—	—
Total Revenues	$ 791.7	$ 992.4	(20)%	(8)%	$ (200.7)	$ (74.8)	$ —	$ (12.0)	$ (113.9)
Adjusted EBITDA									
Brazil	$ 41.6	$ 58.9	(29)%	3%	$ (17.3)	$ 1.5	$ (0.4)	$ (2.6)	$ (15.8)
Mexico	19.7	31.6	(38)%	(23)%	(11.9)	(7.2)	0.9	—	(5.6)
Andean	160.7	186.5	(14)%	(5)%	(25.8)	(8.9)	—	—	(16.9)
Rest of World	19.7	12.1	63%	74%	7.6	9.0	—	—	(1.4)
Online & Partnerships	43.4	49.9	(13)%	(13)%	(6.5)	(6.5)	—	—	—
Corporate & Eliminations	(26.0)	(40.1)	35%	35%	14.1	14.1	—	—	—
Total Adjusted EBITDA	$ 259.0	$ 298.8	(13)%	1%	$ (39.8)	$ 2.0	$ 0.5	$ (2.6)	$ (39.7)

nm - percentage changes not meaningful

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2019 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2020 Laureate Education, Inc.
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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the six months ended June 30,	2020	2019	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Brazil	$ 202.2	$ 307.1	(34)%	(8)%	$ (104.9)	$ (24.3)	$ —	$ (19.4)	$ (61.2)
Mexico	269.1	318.9	(16)%	(6)%	(49.8)	(17.7)	—	—	(32.1)
Andean	435.4	561.9	(23)%	(13)%	(126.5)	(74.3)	—	—	(52.2)
Rest of World	106.1	84.6	25%	36%	21.5	30.5	—	—	(9.0)
Online & Partnerships	305.4	321.5	(5)%	(5)%	(16.1)	(16.1)	—	—	—
Corporate & Eliminations	2.1	(0.6)	nm	nm	2.7	2.7	—	—	—
Total Revenues	$ 1,320.2	$ 1,593.5	(17)%	(6)%	$ (273.3)	$ (99.4)	$ —	$ (19.4)	$ (154.5)
Adjusted EBITDA									
Brazil	$ 22.4	$ 28.2	(21)%	39%	$ (5.8)	$ 10.9	$ 0.5	$ (0.2)	$ (17.0)
Mexico	43.0	57.4	(25)%	(8)%	(14.4)	(4.6)	(1.0)	—	(8.8)
Andean	98.5	153.3	(36)%	(29)%	(54.8)	(44.4)	—	—	(10.4)
Rest of World	24.5	8.8	178%	nm	15.7	18.5	—	—	(2.8)
Online & Partnerships	86.7	98.4	(12)%	(12)%	(11.7)	(11.7)	—	—	—
Corporate & Eliminations	(53.0)	(76.9)	31%	31%	23.9	23.9	—	—	—
Total Adjusted EBITDA	$ 222.2	$ 269.2	(17)%	(3)%	$ (47.0)	$ (7.3)	$ (0.5)	$ (0.2)	$ (39.0)

nm - percentage changes not meaningful

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2019 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2020 Laureate Education, Inc.

26

27 © 2020 Laureate Education, Inc. Financial Tables Note: Dollars in millions, and may not sum to total due to rounding Consolidated Balance Sheets IN MILLIONS June 30, 2020 December 31, 2019 Change Assets Cash and cash equivalents $ 629.6 $ 339.6 $ 290.0 Receivables (current), net 311.5 260.5 51.0 Other current assets 266.9 259.0 7.9 Current assets held for sale 62.3 83.8 (21.5) Property and equipment, net 908.4 1,199.2 (290.8) Operating lease right - of - use assets, net 691.6 861.9 (170.3) Goodwill and other intangible assets 2,334.3 2,822.4 (488.1) Other long - term assets 561.9 383.3 178.6 Long - term assets held for sale 187.2 306.0 (118.8) Total assets $ 5,953.7 $ 6,515.6 $ (561.9) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 380.0 $ 516.4 $ (136.4) Deferred revenue and student deposits 340.3 216.8 123.5 Total operating leases, including current portion 792.3 883.9 (91.6) Total long - term debt, including current portion 1,591.2 1,379.1 212.1 Total due to shareholders of acquired companies, including current portion 16.0 21.5 (5.5) Other liabilities 422.9 492.3 (69.4) Current and long - term liabilities held for sale 118.7 189.1 (70.4) Total liabilities 3,661.5 3,699.2 (37.7) Redeemable noncontrolling interests and equity 12.2 12.3 (0.1) Total stockholders' equity 2,280.1 2,804.2 (524.1) Total liabilities and stockholders' equity $ 5,953.7 $ 6,515.6 $ (561.9)

28 © 2020 Laureate Education, Inc. Financial Tables Note: Dollars in millions, and may not sum to total due to rounding Consolidated Statements of Cash Flows For the six months ended June 30, IN MILLIONS 2020 2019 Change Cash flows from operating activities Net (loss) income $ (213.3) $ 973.9 $ (1,187.2) Depreciation and amortization 84.3 97.4 (13.1) Loss on impairment of assets 458.8 0.5 458.3 Loss (gain) on sales of subsidiaries and disposal of property and equipment, net 26.1 (852.3) 878.4 Loss (gain) on derivative instruments 0.6 (8.0) 8.6 Payments for settlement of derivative contracts (0.6) (8.2) 7.6 Loss on debt extinguishment — 26.2 (26.2) Deferred income taxes (252.1) 4.7 (256.8) Unrealized foreign currency exchange gain (25.6) (5.2) (20.4) Income tax receivable/payable, net (21.0) (53.2) 32.2 Working capital, excluding tax accounts (131.0) (276.5) 145.5 Other non - cash adjustments 135.2 133.4 1.8 Net cash provided by operating activities 61.4 32.5 28.9 Cash flows from investing activities Purchase of property and equipment (49.2) (62.8) 13.6 Expenditures for deferred costs (8.3) (8.0) (0.3) Receipts from sales of discontinued operations, net of cash sold, and property and equipment 22.5 1,161.4 (1,138.9) Settlement of derivatives related to sale of discontinued operations and net investment hedge — 12.9 (12.9) Investing other, net — (1.1) 1.1 Net cash (used in) provided by investing activities (35.0) 1,102.4 (1,137.4) Cash flows from financing activities Increase (decrease) in long - term debt, net 268.9 (1,369.6) 1,638.5 Payments of deferred purchase price for acquisitions (1.9) (12.1) 10.2 Payments to purchase noncontrolling interests — (5.8) 5.8 Proceeds from exercise of stock options 26.7 — 26.7 Payments to repurchase common stock (29.2) — (29.2) Payments of debt issuance costs — (5.9) 5.9 Financing other, net (1.2) (2.6) 1.4 Net cash provided by (used in) financing activities 263.4 (1,396.1) 1,659.5 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (23.3) 8.7 (32.0) Change in cash included in current assets held for sale 22.2 64.3 (42.1) Net change in Cash and cash equivalents and Restricted cash 288.7 (188.2) 476.9 Cash and cash equivalents and Restricted cash at beginning of period 526.6 583.6 (57.0) Cash and cash equivalents and Restricted cash at end of period $ 815.3 $ 395.3 $ 420.0

Financial Tables

Non-GAAP Reconciliation (1 of 3)

The following table reconciles income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the three months ended June 30, 2020	2019	Change	For the six months ended June 30, 2020	2019	Change
(Loss) income from continuing operations	$ (301.8)	$ 107.8	$ (409.6)	$ (177.7)	$ (9.2)	$ (168.5)
Plus:						
Equity in net income of affiliates, net of tax	—	(0.2)	0.2	(0.2)	(0.2)	—
Income tax expense (benefit)	7.5	74.6	(67.1)	(227.6)	38.7	(266.3)
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(294.2)	182.2	(476.4)	(405.4)	29.2	(434.6)
Plus:						
Gain on sales of subsidiaries, net	(0.1)	—	(0.1)	(2.8)	—	(2.8)
Foreign currency exchange loss (gain), net	4.9	(8.9)	13.8	(31.0)	(4.1)	(26.9)
Other expense (income), net	0.4	(7.7)	8.1	0.5	(8.1)	8.6
Loss (gain) on derivatives	1.4	(2.6)	4.0	0.6	(7.8)	8.4
Loss on debt extinguishment	—	15.6	(15.6)	—	26.2	(26.2)
Interest expense	33.8	41.5	(7.7)	69.9	96.1	(26.2)
Interest income	(1.0)	(2.8)	1.8	(3.7)	(6.4)	2.7
Operating (loss) income	(254.8)	217.2	(472.0)	(371.9)	125.1	(497.0)
Plus:						
Depreciation and amortization	40.1	49.3	(9.2)	84.3	96.6	(12.3)
EBITDA	(214.7)	266.5	(481.2)	(287.6)	221.7	(509.3)
Plus:						
Share-based compensation expense [3]	4.6	4.7	(0.1)	6.6	7.7	(1.1)
Loss on impairment of assets [4]	445.1	0.5	444.6	448.9	0.5	448.4
EiP implementation expenses [5]	24.0	27.1	(3.1)	54.4	39.3	15.1
Adjusted EBITDA	$ 259.0	$ 298.8	$ (39.8)	$ 222.2	$ 269.2	$ (47.0)
Revenues	$ 791.7	$ 992.4	$ (200.7)	$ 1,320.2	$ 1,593.5	$ (273.3)
(Loss) income from continuing operations margin	(38.1)%	10.9 %	-4,898 bps	(13.5)%	(0.6)%	-1,288 bps
Adjusted EBITDA margin	32.7 %	30.1 %	261 bps	16.8 %	16.9 %	-6 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.
(4) Represents non-cash charges related to impairments of long-lived assets.
(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

Note: Dollars in millions, and may not sum to total due to rounding

© 2020 Laureate Education, Inc.
29

Financial Tables

Non-GAAP Reconciliation (2 of 3)

The following table reconciles income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the years ended December 31, 2019	2018	2017
Income (loss) from continuing operations	$ 13.7	$ (10.5)	$ 16.4
Plus:			
Equity in net income of affiliates, net of tax	(0.2)	—	(0.2)
Income tax expense (benefit)	80.7	131.8	(93.0)
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	94.2	121.2	(76.8)
Plus:			
Loss (gain) on disposal of subsidiaries, net	37.8	(0.3)	10.5
Foreign currency exchange loss (gain), net	27.1	32.6	(3.2)
Other (income) expense, net	(9.2)	(12.2)	1.9
Gain on derivatives	(7.3)	(88.3)	(28.7)
Loss on debt extinguishment	28.3	7.5	8.4
Interest expense	167.3	235.2	334.9
Interest income	(12.2)	(11.9)	(11.9)
Operating income	326.0	283.9	235.2
Plus:			
Depreciation and amortization	192.2	210.8	201.1
EBITDA	518.2	494.7	436.3
Plus:			
Share-based compensation expense (6)	12.7	9.7	61.9
Loss on impairment of assets (7)	0.5	10.1	7.1
EiP implementation expenses (8)	115.1	95.8	100.2
Adjusted EBITDA	$ 646.6	$ 610.3	$ 605.4
Revenues	$ 3,250.3	$ 3,290.2	$ 3,333.1
Income (loss) from continuing operations margin	0.4 %	(0.3)%	0.5 %
Adjusted EBITDA margin	19.9 %	18.5 %	18.2 %

(6) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

(7) Represents non-cash charges related to impairments of long-lived assets.

(8) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

Note: Dollars in millions, and may not sum to total due to rounding

© 2020 Laureate Education, Inc.

30

31 © 2020 Laureate Education, Inc. Financial Tables Note: Dollars in millions, and may not sum to total due to rounding Non - GAAP Reconciliation (3 of 3) The following table reconciles operating cash flow to Free Cash Flow for the six months ended June 30 , 2020 and 2019 : IN MILLIONS 2020 2019 Change Net cash provided by operating activities $ 61.4 $ 32.5 $ 28.9 Capital expenditures: Purchase of property and equipment (49.2) (62.8) 13.6 Expenditures for deferred costs (8.3) (8.0) (0.3) Free Cash Flow $ 3.9 $ (38.3) $ 42.2

32 © 2020 Laureate Education, Inc.